Exhibit 10.3

DIRECTOR DEFERRED SHARE UNIT AGREEMENT

DIRECTOR DEFERRED SHARE UNIT AGREEMENT (the “Agreement”) dated as of the Grant Date set forth in the Notice of Grant (defined below), by and between Gogo Inc., a Delaware corporation (the “Company”), and the director whose name appears in the Notice of Grant (the “Director”).

1.
Grant of Deferred Share Units. The Company hereby evidences and confirms its grant to the Director, effective as of the Grant Date, of the number of deferred stock units (the “Deferred Share Units”) specified in the Gogo Inc. 2024 Omnibus Equity Incentive Plan Deferred Share Unit Grant Notice delivered by the Company to the Director (the “Notice of Grant”). This Agreement is subordinate to, and the terms and conditions of the Deferred Share Units granted hereunder are subject to, the terms and conditions of the Gogo Inc. 2024 Omnibus Equity Incentive Plan (the “Plan”), which are incorporated by reference herein. If there is any inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall govern. Any capitalized terms used herein without definition shall have the meanings set forth in the Plan.
2.
Vesting of Deferred Share Units. All Deferred Share Units shall vest on the one (1) year anniversary of the Grant Date, subject to the Director’s continuous provision of Service to the Company through such vesting date; provided, however, that upon a Director’s Retirement, all theretofore unvested Deferred Share Units shall immediately become vested. For purposes of the foregoing, the term “Retirement” shall mean the Director’s voluntary or involuntary Termination of Service, other than by reason of death, Disability or removal for Cause, occurring on or after the date on which either (A) the Director reaches the age of 65 or (B) the Director’s age plus years of Service on the Company’s Board equal seventy-five (75).
3.
Settlement of Deferred Share Units. Subject to Section 7(d), the Company shall deliver to the Director one share of Stock, in settlement of each outstanding Deferred Share Unit that is vested as of the Director’s Termination of Service, within 90 days after such Termination of Service or, if payment is required to be delayed past such date pursuant to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) because the Director is deemed to be a “specified employee” within the meaning of Section 409A(a)(2)(B)(1) of the Code and the regulations thereunder, on the first business day following the six- month anniversary of the Director’s Termination of Service, or as soon thereafter as practicable (but no later than December 31 of such year), in each case by either (A) issuing one or more stock certificates evidencing the Stock to the Director, or (B) registering the issuance of the Stock in the name of the Director through a book entry credit in the records of the Company’s transfer agent. No fractional shares of stock shall be issued in respect of Deferred Share Units. Fractional Deferred Share Units shall be settled through a cash payment equal to the Fair Market Value of the Stock on the settlement date. Upon a Change in Control Deferred Share Units shall have the treatment set forth in the Plan. Any Deferred Share Units that are not vested as of the Director’s Termination of Service shall be forfeited immediately upon such Termination of Service.
4.
Securities Law Compliance. Notwithstanding any other provision of this Agreement, the Director may not sell the shares of Stock acquired upon vesting of the Deferred Share Units unless such shares are registered under the Securities Act of 1933, as amended (the “Securities Act”), or, if such shares are not then so registered, such sale would be exempt from the registration requirements of the Securities Act. The sale of such shares must also comply with other applicable laws and regulations governing the shares and the Director may not sell the shares of Stock if the Company determines that such sale would not be in material compliance with such laws and regulations.
5.
Director’s Rights with Respect to the Deferred Share Units.
(a)
Restrictions on Transferability. The Deferred Share Units granted hereby are not assignable or transferable, in whole or in part, and may not, directly or indirectly, be offered, transferred, sold, pledged, hedged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including without limitation by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Director upon the Director’s death; provided that the deceased Director’s beneficiary or representative of the Director’s estate shall acknowledge and agree in writing, in a form reasonably acceptable to the Company, to be bound by the provisions of this Agreement and the Plan as if such beneficiary or the estate were the Director.
(b)
No Rights as Stockholder. The Director shall not have any rights as a stockholder including any voting, dividend or other rights or privileges as a stockholder of the Company with respect to any Stock corresponding to the Deferred Share Units granted hereby unless and until shares of Stock are issued to the Director in respect thereof.

(c)
Dividend Equivalents. The Director shall be credited with Dividend Equivalents in the form of additional Deferred Share Units when cash dividends are paid on the Stock. Such Dividend Equivalents shall be computed by dividing: (i) the amount obtained by multiplying the amount of the dividend declared and paid for each share of Stock by the number of Deferred Share Units held by the Director on the record date, by (i) the Fair Market Value of the Stock on the dividend payment date for such dividend, with fractions computed to four decimal places. Such additional Deferred Share Units shall be vested and settled in the same manner as the Deferred Share Units to which they relate.
6.
Adjustment, in Capitalization. The number, class or other terms of any outstanding Deferred Share Units shall be adjusted by the Board to reflect any extraordinary dividend, stock dividend, stock split or share combination or any recapitalization, business combination, merger, consolidation, spin-off, exchange of shares, liquidation or dissolution of the Company or other similar transaction affecting the Stock in such manner as it determines in its sole discretion.
7.
Miscellaneous.
(a)
Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.
(b)
No Right to Continued Service. Nothing in the Plan or this Agreement shall interfere with or limit in any way any right to terminate the Director’s service at any time, or confer upon the Director any right to continue as a director.
(c)
Interpretation. The Committee shall have full power and discretion to construe and interpret the Plan (and any rules and regulations issued thereunder) and this Award. Any determination or interpretation by the Committee under or pursuant to the Plan or this Award shall be final and binding and conclusive on all persons affected hereby.
(d)
Tax Withholding. The Company and its Subsidiaries shall have the right to deduct from all amounts paid to the Director in cash (whether under the Plan or otherwise) any amount of taxes required by law to be withheld in respect of settlement of the Deferred Share Units under the Plan as may be necessary in the opinion of the Company to satisfy tax withholding required under the laws of any country, state, province, city or other jurisdiction, including but not limited to income taxes, capital gains taxes, transfer taxes, and social security contributions that are required by law to be withheld. The Company may require the recipient of the shares of Stock to remit to the Company an amount in cash sufficient to satisfy the amount of taxes required to be withheld as a condition to the issuance of such shares. The Committee may, in its discretion, require the Director, or permit the Director to elect, subject to such conditions as the Committee shall impose, to meet such obligations by having the Company withhold or sell the least number of whole shares of Stock having a Fair Market Value sufficient to satisfy all or part of the amount required to be withheld.
(e)
Applicable Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.
(f)
Limitation on Rights; No Right to Future Grants; Extraordinary Item of Compensation. By entering into this Agreement and accepting the Deferred Share Units evidenced hereby, the Director acknowledges: (a) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (b) that the Award does not create any contractual or other right to receive future grants of Awards; and (c) that the future value of the Stock is unknown and cannot be predicted with certainty.
(g)
Employee Data Privacy. By entering into this Agreement and accepting the Deferred Share Units evidenced hereby, the Director: (a) authorizes the Company, any agent of the Company administering the Plan or providing Plan recordkeeping services, to disclose to the Company or any of its affiliates any information and data the Company requests in order to facilitate the grant of the Award and the administration of the Plan; (b) waives any data privacy rights the Director may have with respect to such information; and (c) authorizes the Company and its agents to store and transmit such information in electronic form.
(h)
Consent to Electronic Delivery. By entering into this Agreement and accepting the Deferred Share Units evidenced hereby, Director hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Director pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, this Agreement and the Deferred Share Units via Company web site or other electronic delivery.
(i)
Headings and Captions. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
(j)
Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.